UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

BAYCOM CORP

(Exact name of registrant as specified in its charter)

California	001-38483	37-1849111
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 Ygnacio Valley Road, Suite 200, Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 476-1800

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCML	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Transition

On April 7, 2026, the Board of Directors (the “Board”) of BayCom Corp (the “Company”) approved a leadership transition of the Company’s senior management team as part of its ongoing commitment to the Company’s long-term strategic objectives. As described in greater detail below, the Board approved: the termination without cause of the Company’s Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), and Chief Financial Officer (“CFO”); the appointment of an Executive Vice Chair, a new CEO, and new CFO; and related changes to the composition of the Board and the board of directors of United Business Bank (the “Bank”), the Company’s wholly owned bank subsidiary.

Departing Officers

Chief Executive Officer. George J. Guarini has served as the Company’s and the Bank’s President and CEO since formation in 2017 and 2004, respectively. On April 7, 2026, the Board approved the involuntary termination of Mr. Guarini’s employment without cause and delivered written notice of termination to Mr. Guarini in accordance with the 90-day notice requirement under his employment agreement. Effective April 10, 2026, Mr. Guarini will cease serving as President and Chief Executive Officer of the Company and the Bank and will no longer hold those titles or any other executive officer position. From April 10, 2026 through July 6, 2026 (the "CEO Separation Date"), Mr. Guarini will continue as a full-time, non-executive employee of the Company and the Bank, during which time he will continue to receive his base salary and benefits in accordance with his employment agreement and will provide transition assistance to the incoming executive team as reasonably requested.

Mr. Guarini will receive the compensation and benefits to which he is entitled under his existing employment agreement with the Company and the Bank upon a termination without cause, including: (i) a cash severance payment of $4,404,174, payable by the Bank over twenty-four (24) months in equal installments, subject to a delay in payment of any installments that would exceed $720,000 during the first 185 days following the CEO Separation Date in accordance with Section 409A of the Internal Revenue Code; (ii) continuation of health insurance benefits for twenty-four (24) months following the CEO Separation Date on the same terms as if he had remained employed; and (iii) immediate vesting of 22,109 shares of unvested restricted stock of the Company upon the CEO Separation Date and payment of vested benefits under other benefit plans and agreements in accordance with their terms.

In connection with his departure from the Company and the Bank, Mr. Guarini has tendered his resignation from the Board, effective as of April 10, 2026. Notwithstanding his departure from his executive role at the Company and the Bank, the Board of Directors of the Bank has determined that it is in the best interests of the Bank and its depositors, customers, employees, and the communities it serves for Mr. Guarini to continue serving as a member of the Bank’s Board. In making this determination, the Bank’s Board considered Mr. Guarini's status as a co-founder of the Bank and his deep institutional knowledge of the Bank’s history, credit culture, regulatory relationships, and key customer and community relationships, and concluded that his continued service on the Bank’s Board of Directors provides an important element of stability and continuity during the management transition.

Chief Operating Officer. Janet L. King has served as the Company’s and the Bank’s Senior Executive Vice President (“Sr. EVP”) and COO since formation in 2017 and 2004, respectively. On April 7, 2026, the Board approved the involuntary termination of Ms. King’s employment without cause and delivered written notice of termination to Ms. King in accordance with the 90-day notice requirement under her employment agreement. Effective April 10, 2026, Ms. King will cease serving as Sr. EVP and COO of the Company and the Bank and will no longer hold those titles or any other executive officer position. From April 10, 2026 through July 6, 2026 (the “COO Separation Date”), Ms. King will continue as a full-time, non-executive employee of the Company and the Bank, during which time she will continue to receive her base salary and benefits in accordance with her employment agreement and will provide transition assistance to the incoming executive team as reasonably requested.

Ms. King will receive the compensation and benefits to which she is entitled under her existing employment agreement with the Company and the Bank upon a termination without cause, including: (i) a cash severance payment of $2,413,017, payable by the Bank over twelve (12) months in equal installments, subject to a delay in payment of any installments that would exceed $720,000 during the first 185 days following the COO Separation Date in accordance with Section 409A of the Internal Revenue Code; (ii) continuation of health insurance benefits for twenty-four (24) months following the COO Separation Date on the same terms as if she had remained employed; and (iii) immediate vesting of 12,548 shares of unvested restricted stock of the Company upon the COO Separation Date and payment of vested benefits under other benefit plans and agreements in accordance with their terms.

In connection with Ms. King’s departure from the Company and the Bank, Ms. King has also tendered her resignation from the Board, effective as of April 10, 2026. Ms. King is not a member of the Bank’s Board of Directors.

Chief Financial Officer. Keary L. Colwell has served as the Company’s and the Bank’s Sr. EVP, CFO and Corporate Secretary since formation in 2017 and 2004, respectively. On April 7, 2026, the Board approved the involuntary termination of Ms. Colwell’s employment without cause and delivered written notice of termination to Ms. Colwell in accordance with the 90-day notice requirement under her employment agreement. Effective April 10, 2026, Ms. Colwell will cease serving as Sr. EVP, CFO, Chief Administrative Officer and Corporate Secretary of the Company and the Bank and will no longer hold those titles or any other executive officer position. From April 10, 2026 through July 6, 2026 (the “CFO Separation Date”), Ms. Colwell will continue as a full-time, non-executive employee of the Company and the Bank, during which time she will continue to receive her base salary and benefits in accordance with his employment agreement and will provide transition assistance to the incoming executive team as reasonably requested.

Ms. Colwell’s compensation and benefits to which she is entitled under her existing employment agreement with the Company and the Bank upon a termination without cause are identical to those of the Chief Operating Officer described above.

In connection with Ms. Colwell’s departure from the Company and the Bank, Ms. Colwell has also tendered her resignation from the Board, effective as of April 10, 2026. Ms. Colwell is not a member of the Bank’s Board of Directors.

Newly Appointed Officers

New Executive Vice Chair. Effective as of April 13, 2026, the Board appointed William J. Black, Jr., age 50, as Executive Vice Chair of the Company and the Bank. Since July 2024, Mr. Black has focused on managing his personal investments.  From 2020 to 2024, Mr. Black served as Executive Vice President of Strategy and Corporate Development at PacWest Bancorp and Banc of California, reporting directly to the Chief Executive Officer, where he led M&A activity, corporate strategy, and crisis management, including securing $1.4 billion in emergency financing during the 2023 banking crisis and overseeing the sale of PacWest to Banc of California. Prior to that, Mr. Black was the Founder and Managing Partner of Consector Capital, LP, a long/short financial services sector hedge fund, from 2007 to 2020. Earlier in his career, he held roles at Castle Creek Capital, Second Curve Capital, Putnam Lovell Securities, and Salomon Smith Barney. Mr. Black holds a B.A. in Economics from The Johns Hopkins University.

New Chief Executive Officer. Effective as of April 13, 2026, the Board appointed Christopher F. Baron, age 56, President and CEO of the Company and the Bank. Mr. Baron has served as President, Commercial & Community Bank of Banc of California since 2023, where he leads the commercial and community banking platform across central and southern California and Colorado, overseeing deposit and loan portfolios in excess of $10 billion and a network of 68 branches. Prior to that role, Mr. Baron served as President of the Los Angeles Region at Pacific Western Bank from 2020 to 2023, and as Managing Director of Tax-Exempt Lending at that institution from 2017 to 2020, where he led the bank's financing activities for municipalities, nonprofits, and affordable housing. Earlier in his career, Mr. Baron served as Managing Director of Public Finance for the Western U.S. at MUFG Union Bank / BTMU Securities (2013–2017), and held two Managing Director roles at U.S. Bank (2009–2014), including Head of the Education & Nonprofits Division, where he oversaw a national team and a portfolio of approximately $4 billion. He has also held senior positions at Bank of New York Mellon, Allied Irish Bank, Union Bank of California, Sumitomo Bank, and National Westminster Bank. Mr. Baron holds a B.A. in Economics from the University of California, Los Angeles.

New Chief Financial Officer. Effective as of April 13, 2026, the Board appointed Kevin L. Thompson, age 52, Executive Vice President and CFO of the Company and the Bank. Since 2025, Mr. Thompson has worked as an independent consultant providing consulting services to various banks and technology companies.  From 2023 to 2025, Mr. Thompson served as CFO and Treasurer of Heartland Financial USA, Inc. (subsequently acquired by UMB Bank), a $20 billion asset banking institution headquartered in Denver, Colorado, where he oversaw financial reporting, liquidity management, interest rate risk, and investor relations. From 2022 to 2023, Mr. Thompson served as CFO of PacWest Bancorp, a $42 billion asset institution, where he led balance sheet restructuring efforts during the 2023 banking crisis, including the sale of $5 billion in loan portfolios and the execution of a reverse merger with Banc of California. From 2020 to 2022, he served as Holding Company CFO and President of First Foundation Bank, a $13 billion asset institution. From 2017 to 2020, Mr. Thompson served as CFO of Opus Bank, a $9 billion asset institution subsequently acquired by Pacific Premier Bancorp. Earlier in his career, he held the role of CFO at Midland States Bancorp, Senior Vice President of Corporate Finance at Zions Bancorporation, and CFO and Treasurer of American Express Centurion Bank, a $45 billion asset institution, where he served from 2005 to 2014. Mr. Thompson has served as a member of the board of directors of HTLF Bank, as a member of the board of directors and Chair of the Audit and Risk Committee of Midland States Bank, and as Chair of the board of directors of American Express Receivables Financing Corporation. Mr. Thompson holds an M.B.A. in Finance and a B.S. in International Relations from Brigham Young University's Marriott School of Management, and is a licensed Certified Public Accountant.

There are no arrangements or understandings between any of the newly appointed officers and any other person pursuant to which such officer was selected, and there are no family relationships between any newly appointed officer and any director or executive officer of the Company. None of the newly appointed officers have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements/Offer Letter/Change in Control Agreement — Newly Appointed Officers

New CEO Employment Agreement. In connection with Mr. Baron’s appointment, the Company and the Bank (collectively, the “Employers”) have entered into an Employment Agreement with Mr. Baron (the “New CEO Employment Agreement”), effective as of April 13, 2026. The New CEO Employment Agreement provides (i) for an initial term of three (3) years, subject to automatic one-year renewals unless either party provides at least ninety (90) days’ prior written notice of non-renewal, (ii) an annual base salary of $675,000, subject to increase at the discretion of the Board of Directors. (iii) an annual cash incentive bonus with a target of 75% of base salary being paid for the year (with a maximum payout of 150% of target), based on financial and operational performance metrics established annually by the Company’s Human Resources/Compensation Committee, payable in a lump sum no later than March 15 following the applicable fiscal year end, (iv) annual restricted stock grants beginning in 2027 equal in value to 25% of his then-current base salary, calculated using the fair market value of the Company's common stock as of the grant date, vesting ratably at 20% per year over five years from the date of grant, (v) a monthly automobile allowance of $800, group insurance and other employee benefits, and (vi) severance benefits upon a termination by the Employers without Cause or a resignation by Mr. Baron for Good Reason, consisting of a lump sum cash payment equal to two (2) times the sum of his annual base salary and target cash incentive bonus for the year of termination, plus twenty-four (24) months of continued health insurance benefits, in each case conditioned upon execution of a general release of claims. Upon a termination for Cause or resignation without Good Reason, Mr. Baron is entitled only to accrued but unpaid compensation and benefits. "Change in Control" and "Good Reason" have the meanings set forth in the New CEO Employment Agreement. To the extent any payments to Mr. Baron would constitute "excess parachute payments" subject to excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced only if the net after-tax benefit to Mr. Baron of the reduced payments exceeds the net after-tax benefit of receiving the full payments subject to the excise tax. Mr. Baron is also subject to confidentiality, non-solicitation and non-disparagement obligations under the New CEO Employment Agreement. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the New CEO Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

New Executive Vice Chair Employment Agreement. In connection with Mr. Black’s appointment, the Company and the Bank have entered into an employment agreement with Mr. Black (the “New Executive Vice Chair Employment Agreement”), effective as of April 13, 2026. The material terms of the New Executive Vice Chair Employment Agreement are substantially the same as those of the New CEO Employment Agreement described above, except that Mr. Black’s severance benefits upon a termination by the Employers without Cause or a resignation by Mr. Black for Good Reason consist of a lump sum cash payment equal to two (2) times the sum of his annual base salary and target cash incentive bonus for the year of termination (or three (3) times such sum if the termination occurs within six (6) months prior to or within twenty-four (24) months following a Change in Control), plus twenty-four (24) months of continued health insurance benefits, in each case conditioned upon execution of a general release of claims. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the New Executive

Vice Chair Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

CFO Offer Letter. In connection with Mr. Thompson’s appointment as Executive Vice President, Chief Financial Officer of the Company and the Bank, the Company and the Bank delivered an offer letter to Mr. Thompson (the “CFO Offer Letter”), effective as of April 13, 2026. Mr. Thompson’s employment is at-will and may be terminated by either party at any time with or without cause. The CFO Offer Letter provides for (i) an annual base salary of $450,000, (ii) an annual cash incentive bonus with a target of 60% of base salary, based on financial and operational performance metrics established annually by the Company’s Human Resources/Compensation Committee, payable in a lump sum no later than March 15 following the applicable fiscal year end, and (iii) annual restricted stock grants beginning in 2027 equal in value to 20% of his then-current base salary, calculated using the fair market value of the Company's common stock as of the grant date, vesting ratably at 20% per year over five years from the date of grant, and group insurance and other employee benefits on the same terms as provided to the most senior executives of the Company and the Bank. The CFO Offer Letter does not provide for severance benefits; Mr. Thompson’s sole entitlement to severance compensation is governed by the Change in Control Agreement described below. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the CFO Offer Letter, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

New CFO Change in Control Agreement. In connection with Mr. Thompson’s appointment as Executive Vice President and CFO of the Company and the Bank, the Company and the Bank have entered into a Change in Control Agreement with Mr. Thompson (the “CIC Agreement”), effective as of April 13, 2026. The CIC Agreement has an initial term expiring March 5, 2029, subject to automatic one-year renewals commencing on March 5, 2027, unless either party provides at least thirty (30) days' prior written notice of non-renewal prior to any such March 5th date. Under the CIC Agreement, if Mr. Thompson’s employment is terminated in connection with or within one year following a Change in Control by (i) the Bank for any reason other than for Cause, Disability, Retirement or as a result of Mr. Thomson’s death, or (ii) Mr. Thompson for Good Reason (as those terms are defined in the CIC Agreement), and subject to execution of a general release of claims, Mr. Thompson will be entitled to: (a) a lump sum cash severance payment equal to one (1) times the sum of his base salary and the prior year's cash incentive bonus; and (b) continuation of health insurance benefits for twelve (12) months on the same terms as if Mr. Thompson had remained employed. The CIC Agreement does not require Mr. Thompson to mitigate severance benefits by seeking other employment. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the CIC Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Board of Directors Changes

As noted above, Geoge J. Guarini, Janet L. King and Keary L. Colwell have resigned from the Board effective as of April 10, 2026, creating three vacancies on the Board. In connection with such vacancies and pursuant to the Company’s Bylaws, the Board has appointed Christopher F. Baron and William J. Black to serve as directors of the Company, each to fill one of the vacancies created by the foregoing resignations, with terms expiring at the Company's Annual Meeting of Stockholders to be held on June 16, 2026 (the “Annual Meeting”). The third vacancy created by the foregoing resignations has not been filled at this time. If the third vacancy is not filled prior to the Annual Meeting, the authorized size of the Board shall be reduced to eliminate such vacancy immediately prior to the Annual Meeting.

The Board has not yet determined on which Board committees, if any, Mr. Baron or Mr. Black will serve.

Mr. Baron and Mr. Black will also be appointed to the Board of Directors of the Bank.

Christopher F. Baron. Biographical information regarding Mr. Baron is set forth above under “Newly Appointed Officers.” There are no arrangements or understandings between Mr. Baron and any other person pursuant to which he was selected as a director, other than in connection with his employment as President and CEO of the Company and the Bank as described herein. Other than the compensation arrangements described herein in connection with his employment agreement, Mr. Baron does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Baron will not receive any additional compensation for his service as a director of the Company or the Bank.

William J. Black, Jr.. Biographical information regarding Mr. Black is set forth above under “Newly Appointed Officers.” There are no arrangements or understandings between Mr. Black and any other person pursuant to which he was selected as a director, other than in connection with his employment as Executive Vice Chair of the Company and the Bank as described herein. Other than the compensation arrangements described herein in connection with his employment agreement, Mr. Black does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Black will not receive any additional compensation for his service as a director of the Company.

Item 7.01. Regulation FD Disclosure.

On April 9, 2026, the Company issued a press release announcing the management transition and board changes described above. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	Employment Agreement by and among BayCom Corp, United Business Bank and Christopher L. Baron, dated effective as of April 13, 2026.
10.2	Employment Agreement by and among BayCom Corp, United Business Bank and William J. Black, Jr., dated effective as of April 13, 2026.
10.3	Offer of Employment Letter to Kevin L. Thompson.
10.4	Change in Control Agreement by and between, United Business Bank and Kevin L. Thompson, dated effective as of April 13, 2026.
99.1	Press Release of BayCom Corp dated April 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAYCOM CORP

Date: April 9, 2026	/s/ Keary L Colwell
Keary L. Colwell, Senior Executive
Vice President, Chief Financial Officer
and Corporate Secretary